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                                                                     EXHIBIT (5)
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
(FIRST           FIRST UNION CORPORATION                 ONE FIRST UNION CENTER (0013)           225 WATER STREET (0585)
 UNION           LEGAL DIVISION                         CHARLOTTE, NORTH CAROLINA 28288        JACKSONVILLE, FLORIDA 32202
 LOGO)           MARION A. COWELL, JR.                           704 374-6828                         904 361-3518
                 EXECUTIVE VICE PRESIDENT                      FAX: 704 374-3425                    FAX: 904 361-3144
                 GENERAL COUNSEL AND
                 SECRETARY
                 REPLY TO CHARLOTTE OFFICE
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                                                                   July 26, 1994
Board of Directors
First Union Corporation
Charlotte, North Carolina 28288
Gentlemen:
     I have acted as counsel for First Union Corporation (the "Corporation") in connection with the registration on Form S-4 (the "Registration Statement") of
600,000 shares of the Corporation's Common Stock, $3.33 1/3 par value per share
(together with the rights attached thereto, the "First Union Common Shares"), which are issuable under the terms of an Agreement and Plan of Acquisition (the
"Plan"), dated as of May 27, 1994, by and among the Corporation, First Union
Corporation of Virginia, First Union National Bank of Washington, D.C. and Home
Federal Savings Bank.
     On the basis of such investigation as I deemed necessary, I am of the opinion that:
     (1) the Corporation has been duly incorporated and is validly existing under the laws of the State of North Carolina; and
     (2) the First Union Common Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Plan, will be validly issued, fully paid and nonassessable.
     I hereby consent to the use of my name under the heading "Opinions" in the
Prospectus/Proxy Statement included in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement.
                                         Very truly yours,
                                         MARION A. COWELL, JR.
                    The First Union National Banks in North
           Carolina (Bullet) Florida (Bullet) Georgia (Bullet) South
Carolina (Bullet) Tennessee (Bullet) Virginia (Bullet) Maryland (Bullet)
                     Maryland (Bullet) District of Columbia
 First Union Mortgage Corporation (Bullet) First Union Home Equity Corporation
 First Union Brokerage Services, Inc. (Bullet) General Financial Life Insurance
                   Co. (Bullet) First Union Securities, Inc.